Exhibit 99.1

Amaze Announces Trading Halt and 1-for-8 Reverse Stock Split

COSTA MESA, CA / [Newswire] / July 14, 2026 / Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze” or the “Company”), a global leader in creator-powered commerce, today announced that it will effect a 1-for-8 reverse stock split of its issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”).

On July 13, 2026, NYSE Regulation halted trading in the Company’s Common Stock due to an abnormally low trading price. The abnormally low price followed a brief period of irregular trading in the Common Stock at levels significantly below. The Company has been in active communication with NYSE American regarding the resumption of trading and, following that dialogue, is proceeding with the reverse stock split to restore the per-share price of its Common Stock to a level appropriate for continued listing on the NYSE American.

The reverse stock split will become effective at 12:01 a.m. Eastern Time on July 24, 2026, pursuant to a Certificate of Change filed with the Secretary of State of the State of Nevada on July 14, 2026. The Company expects its Common Stock to begin trading on a split-adjusted basis at the opening of trading on July 27, 2026, under the new CUSIP number 35804X309.

As a result of the reverse stock split, every eight shares of Common Stock issued and outstanding will be combined into one share of Common Stock. The reverse stock split will affect all shareholders uniformly and will not alter any shareholder’s percentage ownership interest in the Company, except with respect to the treatment of fractional shares. No fractional shares will be issued; any shareholder who would otherwise be entitled to a fractional share will instead receive one whole share. In connection with the reverse stock split, the number of authorized shares of Common Stock was proportionally reduced from 750,000,000 shares to 93,750,000 shares, which permitted the Company to effect the reverse stock split without shareholder approval pursuant to Nevada Revised Statutes Section 78.207. The par value of the Common Stock remains unchanged at $0.001 per share.

Additional details regarding the reverse stock split can be found in the Current Report on Form 8-K filed on July 14, 2026 with the U.S. Securities and Exchange Commission.

About Amaze:

Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events, including the anticipated effective date of the reverse stock split, the expected resumption and commencement of split-adjusted trading, the acceptance of the Certificate of Change by the Secretary of State of the State of Nevada, and the Company’s continued listing on NYSE American, and are subject to risks and uncertainties. These statements can be identified by words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.” Actual results could differ materially, including as a result of the risk that NYSE American may delist the Common Stock, the risk that NYSE American may not timely remove the trading halt, and general market and economic conditions. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

SOURCE: Amaze Holdings, Inc.